Exhibit 10.1
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 7th day of August 2006 by and between Atrion Corporation, a Delaware corporation (the "Company"), and Emile A. Battat (the "Executive").

                              W I T N E S S E T H:

WHEREAS, the Executive and the Company are currently parties to an employment agreement dated as of the 1st day of January, 2002 and amended as of the 3rd day of December, 2002 (the "Current Employment Agreement"), pursuant to which the Executive is employed by the Company as the Chairman of the Board of Directors of the Company (the "Board") and as its President and Chief Executive Officer; and

WHEREAS, the Company and the Executive desire to continue the Executive's employment by the Company following the expiration of the Current Employment Agreement on December 31, 2006, upon the terms and conditions set forth in this Agreement, which shall be effective as of the 1st day of January, 2007 (the "Commencement Date").

NOW, THEREFORE, in consideration of the foregoing, the mutual provisions contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. EMPLOYMENT.

      (a)Continuation of Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby accepts continued employment as the Company's Chairman of the Board ("Chairman") and President and Chief Executive Officer on the terms and conditions hereinafter set forth. The Executive shall perform such duties, and have such powers, authority, functions, and responsibilities (commensurate with his position and title), as may be reasonably assigned to him from time to time by the Board which are not (except with the Executive's prior written consent) inconsistent with and which do not interfere with or detract from those vested in or being performed by the Executive for the Company.

      (b)Duties. During the Employment Term (as defined below), the Executive shall devote such time and effort as is reasonably necessary to perform his duties and responsibilities as Chairman and President and Chief Executive Officer of the Company; provided, however that the Executive shall be allowed, to the extent that such activities do not materially interfere with the performance of his duties and responsibilities hereunder, to manage his personal financial affairs and to serve on corporate, civic, not-for-profit, charitable industry boards and advisory committees.

2. TERM. The initial term of the Executive's employment under this Agreement shall be for period of five (5) years from the Commencement Date (the "Initial Term"). The term of the Executive's employment under this Agreement shall be automatically renewed for additional one (1) year terms (each referred to as an "Additional Term") at the end of the Initial Term and at the end of each Additional Term, as the case may be, unless either party delivers written notice of termination to the other at least thirty (30) days prior to the end of the Initial Term or Additional Term, as the case may be. The Initial Term and the Additional Terms shall be referred to herein as the "Employment Term."

3. COMPENSATION. The Company shall pay the Executive the following, subject to withholding and other applicable employment taxes:

      (a)Base Salary and Bonuses. The Company shall pay the Executive a base salary (the "Base Salary") of Five Hundred Thousand and no/100 Dollars ($500,000.00) for each calendar year in the Employment Term.

In addition to the Base Salary, the Company shall pay the Executive a cash bonus (the "Annual Bonus") for each calendar year in the Employment Term (with the first Annual Bonus hereunder to be paid in 2008 (within the period set forth below) for the year 2007) equal to the amount that is 8% of the Increase in Operating Income for such calendar year. For purposes of this Agreement, "Increase in Operating Income" shall be equal to the excess, if any, of the Company's operating income for the calendar year of determination over the
Company's operating income for the previous calendar year. The Compensation Committee of the Board shall have discretion to adjust the Increase in Operating Income calculated pursuant to the previous sentence to disregard one-time, non-recurring extraordinary adjustments and shall make such equitable adjustments as are required to give effect to acquisitions, divestitures, or similar corporate transactions by or involving the Company.

The Base Salary shall be payable in intervals consistent with the Company's normal payroll schedules (but in no event less frequently than monthly). The Base Salary, as in effect from time to time, may be increased but not reduced without the written consent of the Executive. The Annual Bonus for each calendar year in the Employment Term shall be payable as soon as practicable following the date on which the Annual Bonus can be determined, but in no event later than March 15 of the year following such calendar year.

In addition to the Base Salary and the Annual Bonus, the Company shall pay the Executive such other incentive compensation as the Company may from time to time determine.

      (b) Benefits and Expenses. The Executive shall have the right to participate in the employee benefit plans, equity and incentive plans, insurance contracts, policies, arrangements or agreements maintained by the Company for the benefit of its employees and relating to retirement, health, disability and other employee benefits, subject to the Executive's qualification for participation in such benefit plans pursuant to the terms and conditions under which such benefit plans are offered, at a level commensurate with the Executive's position. The Executive's rights and entitlements with respect to any such benefits shall be subject to the provisions of the relevant agreements, contracts, policies, arrangements or plans providing such benefits. Nothing contained herein shall be deemed to impose any obligation on the Company to adopt or maintain any such plans, policies, arrangements, contracts or agreements. In accordance with its policies and procedures, the Company shall pay or reimburse the Executive for all reasonable or necessary travel and other out-of-pocket expenses incurred by the Executive in performing his obligations under this Agreement. The Executive shall comply with all such policies and procedures applicable to the Company's senior executive employees relating to the nature and extent of reimbursable expenses, the manner of accounting therefor and the manner or reimbursement of same. The Company shall also furnish the Executive with such office and clerical assistance as shall be suitable to the character of the Executive's position with the Company and adequate for the performance of his duties hereunder.

      (c) Vacation and Holidays. The Executive shall be entitled to such vacation with pay during each fiscal year of the Company as determined by the Company, but in no event less than four (4) weeks per year, such vacation to be taken at such time or times as shall be approved by the Company, which approval shall not be unreasonably withheld. In addition, the Executive shall be entitled to such holidays with pay as the Company makes available to its other senior executive employees. Unless otherwise agreed between the parties, unused days of vacation and unused holidays may not be carried over from one fiscal year of the Company to another.

4. TERMINATION.

     (a) Termination by the Company. The Company may terminate the employment of the Executive prior to the expiration of the Employment Term (i) for "just cause" (as defined below) by delivering written notice of termination to the Executive or (ii) without "just cause" upon thirty (30) days written notice of termination to the Executive.

     (b) Termination by Executive. The Executive may terminate his employment under this Agreement prior to the expiration of Employment Term (i) for "good reason" (as defined below) by giving the Company ninety (90) days written notice of his intention to terminate such employment or (ii) without "good reason" by giving the Company ninety (90) days written notice of his intention to terminate such employment.

     (c) Termination Upon Death or Disability. The Executive's employment shall terminate immediately upon his death. In the event that the Executive becomes subject to a Disability (as defined below), the Executive's employment may be terminated upon thirty (30) days written notice by either party to the other.

     (d) Definitions. For purposes of this Agreement, the following terms shall have the respective meanings indicated below:

                  (i) Just Cause. The term "just cause" shall mean (A) the Executive's continuing willful failure to perform his material duties and obligations under this Agreement (except by reason of his death or incapacity due to his Disability) after written notice thereof by the Company to the Executive, and the Executive's failure or refusal to perform such duties and obligations within thirty (30) days after the receipt of such notice by the Executive or (B) the conviction of, or the entering of a plea of nolo contendere by, the Executive with respect to a felony (other than as a result of a traffic violation or as a result of vicarious liability), provided that on or after a Change in Control (as defined in Exhibit A hereto), "just cause" shall be limited to only subsection (B) above. For purposes of this Section 4(d)(i), no act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The Company must assert a "just cause" termination event no later than ninety (90) days after discovery of such event.

The date of termination for a termination for "just cause" shall be the date indicated in the Notice of Termination (as defined herein). A "Notice of Termination" for "just cause" shall mean a notice that shall indicate the specific termination provision in Section 4(d)(i) relied upon and shall set forth in reasonable detail the facts and circumstances which provide for a basis for termination for "just cause." Further, a Notice for Termination for "just cause" shall be required to include a copy of a resolution duly adopted by the Board, with at least two-thirds (2/3) of the non-management members of the Board voting in favor thereof, at a meeting of the Board which was called for the purpose of considering such termination and which Executive and his representative had the right to attend and address the Board, finding that, in the good faith of the Board, Executive engaged in conduct set forth in the definition of "just cause" herein and specifying the particulars thereof in reasonable detail. Any purported termination for "just cause" which is held by an arbitrator not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement shall be deemed a termination by the Company without "just cause."

                  (ii) Good Reason. The term "good reason" shall mean any one or more of the following:

                           (A) Without the Executive's  express written consent,
any diminution in the Executive's titles, authorities, responsibilities or the assignment of the Executive to any duties inconsistent with his position, duties, responsibilities and status with the Company as its Chairman, President and Chief Executive Officer or the removal by the Board, or the failure or refusal of the Board to re-elect, the Executive as the Chairman, President and Chief Executive Officer of the Company at any time during the term of this Agreement. For purposes hereof, a "diminution in the Executive's titles, authorities or responsibilities" shall be deemed to have occurred if the Company is no longer required to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

                           (B) The  Company's  breach of any  provision  of this
Agreement or any other agreement between the Company and the Executive and failure, within the ten (10) day period following its receipt of written notice from the Executive describing such breach in reasonable detail, to promptly commence in good faith to cure such breach (if curable); provided that such cure must be effected no later than thirty (30) days following such notice and provided further that such cure right shall not be available on more than one occasion in any twelve (12) month period.

                           (C) Adoption  by a  majority  of  the  Board  of  any
resolution or series of related resolutions that, individually or collectively, has or could reasonably be expected to have a material effect on the strategic direction, operations, financial condition or results of operations of the Company and that is voted against by the Executive in a good faith exercise of his fiduciary duty or the failure or refusal of a majority of the Board to adopt a proposed resolution or series of related resolutions that, individually or collectively, has or could reasonably have been expected to have a material effect on the strategic direction, operations, financial condition or results of operations of the Company and that the Executive proposed, by a motion or series of motions (whether or not seconded), be adopted by the Board in a good faith exercise of his fiduciary duty.

                           (D) Failure  of the Company  to obtain the assumption
in writing (a copy of which is delivered to the Executive) of the Company's obligations hereunder to the Executive by any successor to the Company prior to or at the time of a merger, acquisition, consolidation, disposition of substantially all of the assets of the Company or similar transaction.

The Executive must assert a "good reason" termination event no later than ninety
(90) days after the Executive discovers such event.
                  (iii) Disability. The Executive shall be considered to be subject to a "Disability" if, as a result of physical or mental sickness or incapacity or accident, the Executive is unable to perform the normal duties of his employment with the Company for a period of ninety (90) days in any one hundred twenty (120) day period. If there is any disagreement between the Company and the Executive as to whether the Executive was unable to perform the normal duties of his employment due to Disability, the same shall be determined after examination of the Executive by a physician selected by the Executive (or, if the Executive is unable to make such selection, it shall be made by the Executive's spouse or, if the Executive is not married or if his spouse is unable or unwilling to make the selection, by any other adult member of the Executive's immediate family) and approved by the Company. The costs and expenses of such examination shall be borne by the Company. The determination of such physician shall be conclusive evidence as to whether the Executive was unable to perform the normal duties of his employment due to Disability. If the Executive does not permit such examination by such physician, then, for purposes hereof, the determination as to whether the Executive was unable to perform the normal duties of his employment due to Disability shall be made by the Board. Nothing herein shall have any effect upon the Executive's eligibility to receive any disability benefits from the Company pursuant to the terms and conditions of any disability plan or other arrangement which the Company may have in effect from time to time.

     (e) Termination Payment.

                  (i) Termination for Just Cause. In the event the Company terminates the Executive's employment pursuant to Section 4(a)(i) of this Agreement, the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay the Executive any compensation earned but not yet paid, including without limitation, the Base Salary and Annual Bonus for the calendar year in which the date of termination falls, in each case prorated for the number of days of the calendar year that elapsed prior to the date of termination, any accrued vacation pay payable pursuant to the Company's policies, and any unreimbursed business expenses (collectively the "Accrued Amounts").

                  (ii) Termination Without Just Cause. In the event the Company terminates Executive's employment pursuant to Section 4(a)(ii) of this Agreement, the Executive's employment under this Agreement shall terminate at the expiration of said thirty (30) day period, and the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay to the Executive a cash lump sum amount equal to the sum of:
                           (A)      the Accrued Amounts; and

                           (B) the  Executive's  Base  Salary and the average of
the annual bonuses received by the Executive for the three years prior to the year in which such termination occurs (collectively, the "Severance Payment"); which sum shall be paid by the Company as soon as practicable after the termination date, but in no event later than ten (10) days after the termination of the Executive's employment; provided, however, that in the event of any termination without just cause that occurs in contemplation of or within two years following a Change in Control, the Company shall instead pay to the Executive a cash lump sum amount equal to the sum of the Accrued Amounts and two times the Severance Payment. Any such payment shall be subject to a six-month delay to the extent necessary for the avoidance of adverse tax consequences to the Executive under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the foregoing, in the event the Company terminates Executive's employment pursuant to Section 4(a)(ii), the Company may, at its option, require the Executive to cease providing services hereunder and serving as an employee of the Company at any time during said thirty (30) day period. In addition, all stock options and/or equity granted to the Executive shall fully vest and become exercisable upon the termination date. The Company shall continue to provide the Executive (and his spouse and dependents) with group health plan benefits (or substantially similar substitute arrangements), at its sole expense, for one year (the "One Year Medical Benefits").

                  (iii) Termination for Good Reason. In the event the Executive terminates the Executive's employment pursuant to Section 4(b)(i) of this Agreement, the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay to the Executive a cash lump sum equal to the Accrued Amounts and the Severance Payment, which shall be paid by the Company as soon as practicable after the termination date, but in no event later than ten
(10) days after the termination of the Executive's employment; provided, however, that in the event of any termination for good reason that occurs in contemplation of or within two years following a Change in Control, the Company shall instead pay to the Executive a cash lump sum amount equal to the sum of the Accrued Amounts and two times the Severance Payment. Any such payment shall be subject to a six-month delay to the extent necessary for the avoidance of adverse tax consequences to the Executive under Section 409A of the Code. In addition, all stock options and/or equity granted to the Executive shall fully vest and become exercisable upon the termination date. The Company shall also provide the Executive (and his spouse and dependents) with the One Year Medical Benefits.

                  (iv) Termination Without Good Reason. In the event the Executive terminates the Executive's employment pursuant to Section 4(b)(ii) of this Agreement, the Executive's employment under this Agreement shall terminate at the expiration of said thirty (30) day period, and the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay the Executive a cash lump sum equal to the Accrued Amounts as soon as practicable after the termination date, but in no event later than ten (10) days after the termination of Executive's employment. Notwithstanding the foregoing, in the event the Executive terminates his employment pursuant to Section 4(b)(ii), the Company may, at its option, require the Executive to cease providing services hereunder and serving as an employee of the Company at any time during said thirty (30) day period; provided that the Executive shall be entitled to such payments as would have otherwise been due to him had he continued in the employment of the Company for such thirty (30) day period, including, without limitation, payments of the Accrued Amounts and amounts to be paid under any other plan, agreement or policy which survives the termination of this Agreement.

                  (v) Termination upon Death or Disability. In the event the Executive's employment is terminated pursuant to Section 4(c) hereof, the Company shall have no further obligation under Sections 3 and 4 of this Agreement except to pay to the Executive (or his personal representative or guardian) a cash lump sum amount equal to the Accrued Amounts and the Severance Payment, which shall be paid by the Company as soon as practicable after the termination date, but in no event later than ten (10) days after the termination of the Executive's employment. In addition, all stock options and/or equity granted to the Executive shall fully vest and become exercisable upon the termination date. The Company shall also provide the Executive (and/or his spouse and dependents as applicable) with the One Year Medical Benefits.

     (f) COBRA. In the event that the Company's group health plan does not permit the Company to provide continuation coverage for the Executive for the one (1) year period in which the One Year Medical Benefits are to be provided and does not permit the Executive to elect COBRA coverage within sixty (60) days after the expiration of said one (1) year period and for COBRA coverage to begin on the first day following the expiration of said one (1) year period, the Company shall use reasonable good faith efforts within ninety (90) days after the Commencement Date to amend its group health plan to permit the Company to provide continuation coverage for the Executive for said one (1) year period and to permit the Executive to make such election and, if made, for COBRA coverage to begin on the first day following the expiration of said one (1) year period; provided, however, that the Company shall not be required to change health insurance companies or to pay additional premiums for any employee or former employee other than the Executive in order to effect, or as a result of, such amendment. Nothing herein shall be construed as limiting the COBRA rights of the Executive (or his spouse and dependents).

5. WITHHOLDING. The Company shall be entitled to withhold from amounts to be paid to the Executive hereunder any federal, state, or local withholding or other taxes or charges which it is from time to time required to withhold; provided, that the amount so withheld shall not exceed the minimum amount required to be withheld by law in light of the circumstances. The Company shall be entitled to rely on an opinion of tax counsel if any question as to the amount or requirement of any such withholding shall arise.

6. NOTICES. All notices provided for by this Agreement shall be in writing and shall be (a) personally delivered to the party thereunto entitled or (b) deposited in the United States mail, postage prepaid, addressed to the party to be notified at the address listed below (or at such other address as may have been designated by written notice), certified or registered mail, return receipt requested. The notice shall be deemed to be received (a) if by personal delivery, on the date of its actual receipt by the party entitled thereto or (b) if by mail, two (2) days following the date of deposit in the United States mail.
              To the Company:  Atrion Corporation
                               One Allentown Parkway
                               Allen, TX 75002
                               Attention: Chief Financial Officer

              To Executive:    Emile A. Battat
                               To the most recent  address
                               on file with the Company.

7. PARTIES BOUND. This Agreement and the rights and obligations hereunder shall be binding upon and inure to the benefit of the Company, Executive, and their respective heirs, personal representatives, successors and assigns; provided, however, that Executive may not assign any rights or obligations hereunder without the express written consent of Company. This Agreement shall also bind and inure to the benefit of any successor of the Company by merger or consolidation, or any assignee of all or substantially all of the Company's properties.

8. INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

9. EXCISE TAX GROSS-UP.

         (a) Payment of Excise Tax Amount. In the event any of the payments or benefits provided to the Executive hereunder or under any other plan, agreement or arrangement (the "Company Payments") will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may be imposed by any taxing authority), the Company shall pay to the Executive at the time specified below an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after the deduction of any Excise Tax on the Company Payments and any U.S. federal, state and local income or payroll tax on the Gross-Up Payment provided for herein but before deduction for any federal, state or local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

         (b) Applicability of Excise Tax. For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax,
(x) the Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, to the extent that, in the opinion of a national independent accounting firm designated by the Executive or tax counsel with a nationally-recognized law firm selected by such accountants (the "Accountants"), such Total Payments (in whole or in part) constitute "parachute payments," do not represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

         (c) Amount of Gross-Up Payment. For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code; provided, however, that if it is reasonably likely that such repayment could constitute a violation of Section 402 of the Sarbanes-Oxley Act of 2002 (or other applicable law), no such payment shall be required. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.

In the event that the Excise Tax is later determined by the Accountants or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

         (d) Time of Payment. The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountants, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection
(c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

         (e) Procedures. In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, the Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect the Executive, but the Executive shall control any other issues. In the event the issues are interrelated, the Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree the Executive shall make the final determination with regard to the issues. In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, the Executive shall permit the representative of the Company to accompany the Employee, and the Executive and the Executive's representative shall cooperate with the Company and its representative.

         (f) Costs. The Company shall be responsible for all charges of the Accountant.

         (g) Notices. The Company and the Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax.

10. NO MITIGATION; NO SET-OFF.

         (a) No Duty to Mitigate. In the event of any termination of employment hereunder, Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.

         (b) Other Payments. Any amounts or benefits payable to the Executive under this Agreement are, in addition to, and are not in lieu of, amounts payable to the Executive under any other salary continuation or cash severance arrangement of the Company or any other type of agreement entered into between the parties, and to the extent paid or provided under any other such arrangement or agreement shall not be offset from the amounts or benefits due hereunder, except to the extent expressly provided in such other arrangement or agreement.

11. ATTORNEYS' FEES AND COSTS. In the event that it becomes necessary for the Executive to seek legal counsel with regard to a dispute, claim or issue under this Agreement or the Executive deems it necessary to initiate arbitration in order to enforce his rights hereunder, then the Company shall bear and, upon notification to the Company by the Executive, immediately advance to the Executive all expenses of such dispute, claim, issue or arbitration, including the reasonable fees and expenses of the counsel of the Executive incurred in connection with such dispute, claim, issue or arbitration, unless an arbitrator determines that the Executive's position was frivolous or otherwise taken in bad faith, in which case an arbitrator may determine that Executive shall bear his own legal fees. Notwithstanding any existing or prior attorney-client relationship between the Company and the counsel selected by the Executive, the Company irrevocably consents to the Executive's entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel.

12. ARBITRATION. All disputes and controversies arising under or in connection with this Agreement, shall be settled by arbitration conducted before one (1) arbitrator sitting in New York, New York, or such other location agreed by the parties hereto, in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. The determination of the arbitrator shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of such arbitration, including the fees and expenses of the counsel of the Executive, shall be borne by the Company unless the arbitrator determines that Executive's position was frivolous or otherwise taken in bad faith, in which case the arbitrator may determine that Executive shall bear his own legal fees.

13. LEGAL FEES. The Company shall pay the Executive's reasonable legal fees and costs associated with entering into this Agreement.

14. INDEMNIFICATION. The Company shall indemnify and hold harmless Executive to the fullest extent permitted under the Company's Bylaws as in effect on the date hereof or the date of termination of employment, if on such date the Bylaws provide the Executive with greater rights to indemnification, and to the fullest extent permitted by law for any action or inaction of Executive while serving as an officer or director of the Company or, at the Company's request, as an officer or director of any other entity or as a fiduciary of any benefit plan. The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term (but in no event for a period which is less than six (6) years after termination) in the same amount and to the same extent as the Company covers its other officers and directors as of the Commencement Date or the date of termination of employment, if on such date the Executive will receive greater coverage under such insurance.

15. WAIVERS AND CONSENTS. One or more waivers of any breach of any covenant, term or provision of this Agreement by any party shall not be construed as a waiver of a subsequent breach of the same covenant, term or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term or provision. The consent or approval of either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval or any subsequent similar act. No custom or practice of the parties shall constitute a waiver of either party's rights to insist upon strict compliance with the terms hereof.

16. SECTION HEADINGS. The headings contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

17. MULTIPLE COUNTERPARTS. This Agreement may be executed in counterparts, each of which for all purposes is to be deemed an original, and both of which constitute, collectively, one agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

18. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict-of-law rules.

19. SECTION 409A. The intent of the parties is that, effective as of January 1, 2005, this Agreement and, while effective, the Current Employment Agreement, will be in full compliance with Section 409A of the Code, and in the event that any provision of this Agreement and, while effective, the Current Employment Agreement, or any payment of compensation or benefits paid pursuant to this Agreement is determined to be inconsistent with the requirements of Section 409A of the Code, the Company shall reform this Agreement and, while effective, the Current Employment Agreement, to the extent necessary to comply therewith and to avoid the imposition of any penalties or taxes pursuant to Section 409A of the Code, provided that any such reformation shall to the maximum extent possible retain the originally intended economic and tax benefits to the Executive and the original purpose of this Agreement and, if applicable, the Current Employment Agreement, without violating Section 409A of the Code or creating any unintended or adverse consequences to the Executive. Such reformation may include imposition of a six month delay in the payment of certain benefits if the Executive is a "specified employee" under Section 409A of the Code at the relevant time.

20. ENTIRE AGREEMENT. The Current Agreement, the provisions of which (as supplemented by Section 19 hereof) shall remain in full force and effect until January 1, 2007, and this Agreement contain the entire agreement of the parties hereto, and supersede all prior agreements and understandings, oral or written, if any, between the parties hereto, with respect to the subject matter hereof. No modification or amendment of any of the terms, conditions, or provisions herein may be made otherwise than by written agreement signed by the parties hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

                          ATRION CORPORATION


                          By: /s/ Jeffery Strickland
                             ------------------------------------------
                          Vice President and Chief Financial Officer,
                          Secretary and Treasurer

                          /s/ Emile A. Battat
                          ---------------------------------------------
                          EMILE A. BATTAT

                                    Exhibit A

         (a) For purposes of the Agreement, the term "Change in Control" shall mean the occurrence of any one of the following events:

                  (i) any person (as the term  "person" is used in Section 13(d)
(3) or Section 14(d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than the Company, any of its subsidiaries, or any trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company or any of its subsidiaries) becomes the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities of the Company representing 25% or more of the combined voting power of the then-outstanding voting securities of the Company

                  (ii) the Company is merged, consolidated or reorganized into or with another corporation or other person and as a result of such merger, consolidation or reorganization less than 50% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such transaction;

                  (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells all or substantially all of its assets to any other corporation or other person and as a result of such sale less than 50% of the combined voting power of the then-outstanding voting securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale; or

                  (iv) during any period of two consecutive years, individuals who, at the beginning of any such period, constitute the directors of the Company cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Company's stockholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.